UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2013

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52376	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On December 19, 2013, the Board of Directors (the “Board”) of Profire Energy, Inc. (the “Company”) adopted Amended and Restated Bylaws (the “Bylaws”).  The Bylaws are effective December 19, 2013.  Many of the provisions in the Bylaws are substantively similar to the provisions in the prior bylaws, although in most cases the format and style of the Bylaws is different as compared with the prior bylaws.  To illustrate, the prior bylaws consisted of Articles I-XII; and the Bylaws consist of Articles 1-6.  In addition to changes that are primarily stylistic in nature, there are several substantive or noteworthy changes.  Those changes include the following:

•
Since the adoption of the prior bylaws, the name of the Company has been changed from The Flooring Zone, Inc. to Profire Energy, Inc.  The prior bylaws refer to the Company by reference to the prior name.

•
Special meetings of stockholders may now be called only by the Board.  Under the prior bylaws, the President and the Chairman of the Board of directors could call a special meeting and the President was required to call a meeting upon written request of holders of at least 10% of the Company’s outstanding shares.

•	The Bylaws contemplate the possibility of a meeting of stockholders to be held by means of remote communications.
•
The Bylaws remove the ability of stockholders to act by written consent and instead require that any action required or permitted to be taken at a meeting of the stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Nevada corporate law and the Bylaws.

•	The Bylaws include an “advance notice” provision with respect to business proposed by stockholders to be conducted at the annual meeting of stockholders.
•	The Bylaws also contain an “advance notice” provision with respect to nomination by stockholders of directors to stand for election.
•	The Bylaws allow the number of directors to be determined by resolution of the directors. The prior bylaws required that the number of directors be not less than two nor more than seven.
•	The Bylaws allow the Board to elect a chairperson and a vice chairperson. The prior bylaws specified only that the Board could elect a chairman.
•
Although both the prior bylaws and the Bylaws allow the Board to create and designate various offices, the Bylaws specifically contemplate and describe duties for the offices of chief executive officer, president, vice-presidents, secretary, chief financial officer, chief operating officer, treasurer, and controller; the prior bylaws specifically contemplated and described duties only for the offices of president, vice-president, secretary, treasurer, and general manager.

•	Although the Bylaws and the prior bylaws both contemplate committees of the Board, the Bylaws do not contemplate an Executive Committee of the Board as was contemplated by the prior bylaws.
•
The provision providing for the indemnification of officers, directors, and other persons in the Bylaws states that the Company will indemnify those persons to the fullest extent permitted by law and the Company’s articles of incorporation.  The Bylaws also include an expense advancement provision benefitting such persons that was not included in the prior bylaws.

•
The Bylaws may be altered, amended or repealed and new bylaws may be adopted either (i) by a majority of the Board or (ii) by the affirmative vote of at least 60% of the voting power of the shares of then outstanding voting stock of the Company, voting together as a single class. The prior bylaws could be amended by holders of a majority of the shares entitled to vote in the election of any director at certain specified meetings of the stockholders. The prior bylaws could also be adopted by a majority of the Board.

•	The Bylaws do not contemplate the use of a corporate seal.

The above description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Profire Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: December 23, 2013	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Profire Energy, Inc.